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                                                                   EXHIBIT  3.17

     State of Delaware
     Secretary of State  -
  Division of Corporations
Delivered 12:49 PM 11/18/2004
  FILED 12:39 PM 11/18/2004
SRV 040833219 - 3883527 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                               CVG ACQUISITION LLC

            This Certificate of Formation is being executed as of November 18, 2004, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

            The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

            1. Name. The name of the limited liability company is CVG Acquisition LLC (the "Company").

            2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

                                    By:   /s/ Jamie E. Jedras
                                          -------------------------------------
                                          Jamie E. Jedras, an Authorized Person

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                              CVG ACQUISITION, LLC

            Daniel F. Moorse, being the Vice President of CVG Acquisition, LLC, a Delaware limited liability company (the "Company"), DOES HEREBY CERTIFY as follows:

            1. That Article 1 of the Certificate of Formation of the Company be, and hereby is, deleted in its entirety and amended to read in full as follows:

            "1. Name. The name of the limited liability company is Mayflower Vehicle Systems, LLC (the "Company")."

            IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Formation of the Company is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 8th day of February, 2005.

                                        CVG Acquisition, LLC

                                        By:   /s/ Daniel F. Moorse
                                              ----------------------------------
                                              Daniel F. Moorse
                                        Its:  Vice President

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 11:38 AM 02/09/2005
  FILED 11:38 AM 02/09/2005
SRV 050106008 - 3883527 FILE